UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1330 Avenue of the Americas, Suite 23 A, New York, NY	10019
(Address of principal executive offices)	(zip code)

(212) 653-0946

(Registrant’s telephone number, including area code)

___________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed in the Current Report on Form 8-K filed on January 8, 2018, by Viking Energy Group, Inc., a Nevada corporation (the “Corporation”), the Corporation entered into a Purchase and Sale Agreement with Woodway Oil & Gas – KS–I, LLC, a Delaware limited liability company (the “Seller”), to acquire (the “Acquisition”) working interests in approximately 41 oil and gas leases in Ellis and Rooks Counties in Kansas, comprising several thousand acres. The Acquisition closed on December 29, 2017, with an effective date of January 1, 2018, with the Corporation's newly formed subsidiary, Mid-Con Development, LLC (“Mid-Con”), being the ultimate purchaser. The Acquisition purchase price was $2,200,000, of which $200,000 was paid to the Seller on December 29, 2017.

Between the closing date and January 18, 2018, Mid-Con assigned 7.5% of the purchased assets to Global Equity Funding, LLC (“Global Equity”), and 5% of the purchased assets to Coal Creek Energy, LLC (“Coal Creak”), leaving Mid-Con with a 87.5% interest in the purchased oil and gas leases. The portion of the Acquisition price attributable to Mid-Con, Global Equity and Coal Creek was $1,925,000, $165,000 and $110,000, respectively, which was paid in full by the close of business on January 18, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: January 23, 2018	By:	/s/ James Doris
James Doris
CEO & Director

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